EXHIBIT 10.1

                                 LOAN AGREEMENT

First Union National Bank of Virginia
1970 Chain Bridge Road
McLean, Virginia 22102
(Hereinafter referred to as the "Bank")

Insituform East, Incorporated, a Delaware corporation
3421 Pennsy Drive
Landover, Maryland 20785
(Individually and collectively "Borrower")

This Loan Agreement ("Agreement") is entered into this July 1, 1996, by and between Bank and Borrower, a Corporation organized under the laws of Virginia.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

Line of Credit - in the principal amount of $3,000,000.00 which is evidenced by the Promissory Note dated July 1, 1996 ("Line of Credit Note"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount. The loan proceeds are to be used by Borrower solely for Bonding and working capital. Notwithstanding other terms and conditions of this Agreement or other Loan Documents, Bank is obligated to make advances to Borrower up to the principal amount of $3,000,000.00 upon the request of Borrower. Bank's obligation to advance or readvance under the Line of Credit Note shall terminate if Borrower is in Default under the Line of Credit Note.

This Agreement applies to the loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries and Affiliates. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. Section 101 except that the term "debtor" therein shall be substituted by the term "Borrower" herein.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the loan, will not be, insolvent within the meaning of 1 1 U.S.C. Section 101 (32).
Compliance with Laws. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. Section 3617, et seq.) or narcotics (including 21 U.S.C. Section 801 et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERlSA"), if applicable. Organization and Authority. Each corporate or limited liability company Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each Corporate or limited liability company Borrower and any guarantor is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Access to Books & Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Notice of Default and Other Notices.
(a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business;
(ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least thirty (30) days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Non-Default Certificate From Borrower. Deliver to Bank, with the
Financial Statements required herein, a certificate signed by Borrower, if Borrower is an individual, or by a principal financial officer of Borrower warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred. Estoppel Certificate. Furnish, within fifteen days after request by Bank, a written statement duly acknowledged of the amount due under the loan and whether offsets or defenses exist against the Obligations.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Prepayment of Other Debt. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. Retire or Repurchase Capital Stock. Retire or otherwise acquire shares of its capital stock, such that the Borrower is in default of one or more financial covenant.

FINANCIAL COVENANTS. Borrower, on a consolidated basis, agrees to the following Provisions from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: Current Ratio. Maintain at all times a Current Ratio of not less than 1 .75 to 1 .00 or working capital of at least $3,500,000. For the purpose of this computation, "current ratio" shall mean the ratio of consolidated current assets (as defined herein) to consolidated current liabilities (as defined by GAAP). For the purpose of this computation, "current assets" shall mean the sum of cash, short-term investments, trade accounts receivable (net of any allowance for bad debt), inventory, and cost and estimated earnings in excess of billings. "Working capital" shall mean the excess of the current assets over the current liabilities. Total Liabilities to Tangible Net Worth. Borrower shall at all times maintain a Consolidated Tangible Net Worth of at least $ 13,000,000. For the purpose or this computation, "consolidated tangible net worth" shall mean the consolidated stockholders' equity of the Borrower and its subsidiaries, if any, after adding thereto the aggregate amount of subordinated stockholder loans (as defined herein), and after subtracting therefrom the aggregate amount of (a) any intangible assets of the Borrower and its subsidiaries, if any (including, and without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names), (b) any investments in any affiliates, with the exception of the company's investment in and advances to Midsouth Partners, and (c) loans and advances to officers, directors, and shareholders made by the Borrower and its subsidiaries, if any. Net Worth. Borrower shall at all times maintain a consolidated net worth of at least $ 14,500,000. For the purpose of this computation, "net worth" shall mean the consolidated stockholders' equity of the Borrower and its subsidiaries. Debt/Worth Ratio. Borrower shall at all times maintain a consolidated debt/worth ratio (defined as consolidated total liabilities divided by consolidated tangible net worth) of not more than 1.40 to 1.00. For the purpose of this computation, "consolidated total liabilities" shall mean all liabilities of Borrower and its subsidiaries, if any, excluding subordinated stockholder loans, and including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet of Borrower and its subsidiaries, if any, and in accordance with generally accepted accounting principals applied on a consistent basis. Annual Financial
Statements. Deliver to Bank, within ninety days after the close of each such annual period, audited financial statements reflecting its operations during such annual period, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on consolidated and consolidating basis and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. If audited statements are required, all such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval. If unaudited statements are required, such statements shall be certified as to their correctness by a principal financial officer of Borrower. Periodic Financial Statements. Deliver to Bank unaudited management-prepared quarterly financial statements including, without limitation, a balance sheet, profit and loss statement, and statement of cash flows, with supporting schedules, within 45 days after the close of each such period; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such statements shall be certified as to their correctness by a principal financial officer of Borrower and in each case, if audited statements are required, subject to audit and year-end adjustments.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

IN WITNESS WHEREOF, Borrower, as of the day and year first written above, has caused this Agreement to be executed under seal.

                          Insituform East, Incorporated, a Delaware corporation Taxpayer Identification Number: 52-0905854


CORPORATE                 By: /s/ Robert W. Erikson
SEAL                      Robert W. Erikson, President


First Union National Bank of Virginia
/s/ Robert Gates
Robert Gates, Vice President
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